Exhibit 99.2

2016 third quarter results	August 8, 2016
Prepared remarks
1

Prepared Remarks

Nuance Third Quarter Fiscal 2016
Nuance is providing a copy of these prepared remarks, in combination with its press release, to provide shareholders and analysts with additional time and detail for analyzing our results in advance of our quarterly conference call. These prepared remarks will not be read on the call.

The conference call will begin at 5:00 p.m. ET today and will include only brief comments followed by questions and answers. To access the live broadcast, please visit the Investor Relations section of Nuance’s website at www.nuance.com. The call can also be heard by dialing 800-230-1092 or 612-288-0329 at least five minutes prior to the call and referencing code 398580. A replay will be available within 24 hours of the announcement by dialing 800-475-6701 or 320-365-3844 and using the access code 398580.

Please refer to the “Discussion of Non-GAAP Financial Measures,” and to the “GAAP to Non-GAAP Reconciliations,” included elsewhere in this document, for more information regarding our use of non-GAAP financial measures.

Summary of Business and Financial Trends
Throughout fiscal 2016, we have continued to improve our operating performance, evolve our business toward recurring revenue models, execute upon our transformation program, and position the company for increased future revenue growth.

We delivered net new bookings in Q3 16 of $362.9 million with strong performance in our Dragon Medical business and Imaging segment. GAAP revenue was $477.9 million and non-GAAP revenue was $484.9 million, with strength in our Enterprise segment and record quarter for our automotive business offset by decline in our Mobile devices and Healthcare transcription revenue. In Q3 16, our GAAP operating margin increased by 300 basis points to 6.0% and our non-GAAP operating margin increased by 80 basis points to 27.2% compared to Q3 15. For Q3 16 compared to the quarter a year ago, GAAP fully diluted earnings per share grew by $0.08 to $(0.04) and non‑GAAP fully diluted earnings per share grew by $0.06 to $0.38. Cash flow from operations was $125.9 million, compared to $120.3 million in Q3 15, and was 117% as a percentage of non-GAAP net income. Cash flow from operations for the trailing 12-month period was $578.5 million.

We continued the evolution of our business models toward recurring revenue during the quarter, with recurring revenue representing 71% of total revenue, compared to 68% a year ago, on both a GAAP and non-GAAP basis. The increase in the percentage of recurring revenue was enhanced in particular by the acceleration of Dragon Medical to cloud- and term-based models. Deferred revenue grew to $729.1 million, up from $647.6 million or 13% year over year.

Overall, we delivered a solid performance in the first nine months of fiscal 2016. For this period compared to the prior year period: non-GAAP revenue grew 0.1%; recurring non-GAAP revenue reached 70%; non-GAAP gross margin improved 30 basis points; non-GAAP operating margin improved 330 basis points; non-GAAP EPS increased $0.25 or 29%; and cash flow from operations increased $91.0 million or 27%. In the first nine months of fiscal 2016, compared to the prior year period, GAAP revenue grew 1.1%; recurring GAAP revenue reached 70%; GAAP gross margin improved 40 basis points; GAAP operating margin improved 460 basis points; and, GAAP EPS was up $0.22 or 68%.

In FY 15, we began a formal transformation program designed to focus our product investments on our best growth

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2016 third quarter results	August 8, 2016
Prepared remarks
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opportunities, increase operating efficiencies, reduce costs and further enhance shareholder value through share buybacks. We have made substantial progress on this initiative with the benefits most evident in our strong EPS performance. We have achieved cost savings across all of our businesses and throughout our income statement, and have reallocated investments to our highest growth opportunities. We expect these actions will continue to improve performance in expenses, and to drive overall revenue growth in FY 17 and into FY 18.

Third Quarter 2016 Key Financial Results
Net new bookings in Q3 16 were $362.9 million, down 25% compared to $484.4 million in Q3 15. Strong performance from our Dragon Medical business and Imaging segment was outweighed by a decline in Mobile segment bookings from the comparable period last year. The prior year period included an automotive booking in excess of $100 million, which caused net new bookings in that period to be unusually high. As we have noted previously, bookings growth can vary from quarter to quarter depending on the timing of large transactions. At the end of the quarter, the estimated 3-year value of total on-demand contracts was $2,161.1 million.

Table: Net New Bookings and Estimated On-Demand Contract Values

	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016
Net New Bookings (in millions)	$303.8	$304.7	$484.4	$357.4	$308.7	$313.7	$362.9
Estimated 3-Year Value of Total On-Demand Contracts (in millions)	$2,227.2	$2,177.9	$2,312.6	$2,299.1	$2,245.3	$2,161.3	$2,161.1

Q3 16 non-GAAP revenue was $484.9 million, down slightly compared to $488.7 million a year ago. Q3 16 GAAP revenue was flat at $477.9 million, compared to Q3 15. We delivered strong revenue growth in our Enterprise segment through our on-premise IVR and on-demand solutions, and experienced a record quarter in our automotive business. This performance was offset by a decline in devices revenue in our Mobile segment and the erosion of Healthcare transcription business. In addition, we continued the transition to cloud and term contracts with our Dragon Medical business and experienced growing demand for bundled arrangements, combining our Dragon Medical and transcription offerings. We expect our bundled offers to provide accelerating growth in the second half of FY 17 and in FY 18.

In Q3 16, non-GAAP fully diluted EPS was $0.38, up from $0.32 a year ago. Non‑GAAP operating margin was 27.2%, up 80 basis points from 26.4% a year ago. Non-GAAP operating margin improvement resulted from cost reductions in research and development and sales and marketing expenses offset by non-GAAP gross margin decline driven largely by revenue mix shift. Q3 16 GAAP fully diluted EPS was $(0.04) per share, improving from $(0.13) a year ago. GAAP operating margin was 6.0%, up 300 basis points from 3.0% a year ago.

Segment Discussions

Healthcare
In the third quarter of 2016, our Dragon Medical business continued to deliver strong net new bookings. We delivered strong revenue performance from our Clintegrity solutions and Dragon Medical hosted and professional services offerings, which was offset by erosion in our traditional transcription business. Notably our Dragon Medical business was heavily influenced by the accelerating trend toward cloud and subscription models versus license-based offerings. This transition will afford greater revenue predictability and growth in FY 17 and more so in FY 18. Segment margin declined 120 basis points relative to the same period last year owing to a revenue mix shift toward a higher percentage of professional services revenue.

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2016 third quarter results	August 8, 2016
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Table: Healthcare Lines

	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016
Annualized line run-rate in healthcare on-demand business (in billions)*	5.433	5.395	5.471	5.278	5.140	5.130	5.003

Mobile
Our Mobile segment delivered solid net new bookings in the third quarter, led by our automotive business that also achieved record total revenues and continues to outpace our expectations. Total net new bookings were down significantly year-over-year given that Q3 15 included an automotive booking in excess of $100 million. Total segment revenue for Mobile was $91.8 million, down 4% from a year ago, owing to declining devices revenue. We continue to make progress with our Mobile transformation and our connected vehicle, smart TV and IoT growth strategies as evidenced through incremental bookings and overall pipeline growth.  As noted, our automotive business continued to deliver solid revenue growth and bookings with global top-tier OEMs for intelligent in-car infotainment systems, led in this quarter by strong performance in China. Our mobile operator services business delivered solid bookings and recurring revenue from messaging services with several global carriers. We reported segment profit margin of 34% in Q3 16, up from 27% in Q3 15, owing to overall cost discipline and gross margin improvement.

Enterprise
Our Enterprise segment delivered a strong quarter in revenue, with balanced performance across regions and across our solutions. The segment recorded its fifth consecutive quarter of sequential revenue growth, with segment revenue of $95.2 million, up 10% year over year.  We continued to capture strong sales momentum with a resurgence of our on-premise IVR business, continued strength and adoption of our on-demand solutions and ongoing growth of voice biometrics. These positive trends are further evidence that our portfolio expansion into multichannel intelligent self-service is taking hold with our customers.  We continue to benefit from organizational changes made this fiscal year, especially from the establishment of a dedicated global sales leadership and team, alignment within key verticals, increased resources to support our channel partners, and the creation of our Cognitive Innovation Group to advance AI for customer service.  We continue to implement operational improvements, with a combination of gross margin enhancements and cost control programs delivering segment profit of 33%, up from 29% in Q3 15.

Imaging
Our Imaging segment delivered solid results in the third quarter of fiscal 2016 with strong net new bookings growth and 1% segment revenue growth, led by performance in print management and capture software. The segment enacted a new strategic partnership with Toshiba, which represented the largest booking of the quarter and an important new distribution channel for MFP solutions. The segment continued to secure numerous large enterprise deals with particular strength in the healthcare, government and legal verticals. Segment profit margin was 36% in Q3 16, down from 39% in Q3 15 owing to incremental sales and marketing and R&D expenses.

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2016 third quarter results	August 8, 2016
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Table: Segment Revenue

	Q1 2015	Q2 2015	Q3 2015	Q4 2015	FY 2015	Q1 2016	Q2 2016	Q3 2016
Healthcare	$250.8	$243.3	$249.4	$257.2	$1,000.8	$248.1	$244.4	$241.0
Yr/yr. Organic Growth	(3)%	(5)%	(4)%	1%	(3)%	1%	1%	(6%)
Mobile	$87.5	$102.0	$96.0	$105.8	$391.2	$96.4	$91.8	$91.8
Yr/yr. Organic Growth	5%	15%	(5)%	3%	4%	(0)%	(16)%	(4%)
Enterprise	$ 90.6	$ 83.3	$ 87.0	$88.4	$349.3	$88.8	$94.4	$95.2
Yr/yr. Organic Growth	(4)%	(7)%	(0)%	(10)%	(5)%	(2)%	13%	10%
Imaging	$ 60.1	$ 59.5	$ 56.3	$61.9	$237.7	$61.6	$56.7	$56.8
Yr/yr. Organic Growth	(9)%	(7)%	(8)%	(11)%	(9)%	3%	(5)%	1%
Total revenue	$489.0	$488.1	$488.7	$513.3	$1,979.1	$494.9	$487.4	$484.9
Yr/yr. Organic Growth	(3)%	(2)%	(4)%	(2)%	(3)%	0%	(1)%	(2%)
Yr/yr. Constant Currency Organic Growth						3%	(1)%	(2%)

Table: Segment Profits

	Q1 2015	Q2 2015	Q3 2015	Q4 2015	FY 2015	Q1 2016	Q2 2016	Q3 2016
Healthcare	$78.4	$82.8	$83.9	$98.3	$343.4	$81.2	$78.4	$78.1
Segment Profit as % of Segment Revenue	31%	34%	34%	38%	34%	33%	32%	32%
Mobile	$12.5	$31.9	$25.5	$38.4	$108.2	$33.8	$33.4	$31.0
Segment Profit as % of Segment Revenue	14%	31%	27%	36%	28%	35%	36%	34%
Enterprise	$25.3	$19.6	$25.4	$23.9	$94.4	$26.2	$34.1	$31.1
Segment Profit as % of Segment Revenue	28%	24%	29%	27%	27%	30%	36%	33%
Imaging	$19.9	$22.1	$21.8	$25.5	$89.3	$27.0	$22.2	$20.6
Segment Profit as % of Segment Revenue	33%	37%	39%	41%	38%	44%	39%	36%
Total segment profit	$136.2	$156.4	$156.6	$186.1	$635.3	$168.2	$168.1	$160.8
Total segment profit as % of total segment revenue	28%	32%	32%	36%	32%	34%	34%	33%

Transition to Recurring Revenue Models
Total non‑GAAP recurring revenue increased to 71% in Q3 16 compared to 68% in Q3 15, and up from approximately 52% of total non-GAAP revenue in fiscal 2012. Total GAAP recurring revenue increased to 71% in Q3 16 compared to 68% in Q3 15, and up from approximately 54% of total GAAP revenue in fiscal 2012. Recurring revenue streams comprise an increasing proportion of our total revenue, driven by customers’ growing preference for cloud and subscription offerings.

In Q3 16, we reported non-GAAP total recurring revenue of $345.0 million, compared to $330.4 million a year ago. GAAP total recurring revenue in Q3 16 was $339.7 million, compared to $323.6 million a year ago. The increases in GAAP and non-GAAP recurring revenue were driven by balanced contributions from each of our segments. In Q3 16, non‑GAAP perpetual license revenue was $82.3 million, down from $111.7 million a year ago. GAAP perpetual license revenue was $80.9 million, down from $108.1 million a year ago. The decreases in GAAP and non-GAAP perpetual license revenue were driven largely by declines in our Mobile devices business.

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2016 third quarter results	August 8, 2016
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Table: Non-GAAP Revenue by Type and as % of Total Non-GAAP Revenue

	Q1 2015	Q2 2015	Q3 2015	Q4 2015	FY 2015	Q1 2016	Q2 2016	Q3 2016
Perpetual Product and Licensing	$119.2	$125.9	$111.7	$118.4	$475.2	$117.2	$90.2	$82.3
% of Revenue	24%	26%	23%	23%	24%	24%	19%	17%
Recurring Product and Licensing	$61.1	$57.8	$58.2	$76.9	$254.0	$67.9	$74.1	$75.3
% of Revenue	13%	12%	12%	15%	13%	14%	15%	16%
Professional Services	$ 55.2	$ 51.6	$ 51.6	$53.2	$211.5	$50.0	$55.9	$61.5
% of Revenue	11%	11%	11%	10%	11%	10%	11%	13%
On-demand	$174.8	$176.2	$185.8	$184.2	$721.2	$179.7	$187.1	$183.2
% of Revenue	36%	36%	38%	36%	36%	36%	38%	38%
Maintenance and Support	$ 78.8	$ 76.6	$ 81.3	$80.6	$317.1	$80.2	$80.0	$82.5
% of Revenue	16%	16%	17%	16%	16%	16%	16%	17%
Total revenue	$489.0	$488.1	$488.7	$513.3	$1,979.1	$494.9	$487.4	$484.9
Total Recurring Revenue *	$321.7	$315.6	$330.4	$347.0	$1,314.7	$332.5	$345.8	$345.0
% of Revenue	66%	65%	68%	68%	66%	67%	71%	71%

* Total non-GAAP recurring revenue is the sum of recurring product and licensing, on-demand, and maintenance and support revenues as well as the portion of non-GAAP professional services revenue delivered under ongoing subscription contracts. Non-GAAP recurring product and licensing revenue comprises term-based and ratable licenses as well as revenues from royalty arrangements.

Table: GAAP Revenue by Type and as % of Total GAAP Revenue

	Q1 2015	Q2 2015	Q3 2015	Q4 2015	FY 2015	Q1 2016	Q2 2016	Q3 2016
Perpetual Product and Licensing	$117.0	$121.3	$108.1	$115.9	$462.1	$115.2	$88.0	$80.9
% of Revenue	25%	26%	23%	23%	24%	24%	18%	17%
Recurring Product and Licensing	$52.7	$53.2	$54.7	$73.5	$234.1	$63.9	$70.6	$72.1
% of Revenue	11%	11%	11%	15%	12%	13%	15%	15%
Professional Services	$54.8	$51.2	$51.2	$52.9	$210.0	$49.7	$55.6	$61.2
% of Revenue	12%	11%	11%	10%	11%	10%	12%	13%
On-demand	$171.4	$173.3	$183.1	$181.7	$709.5	$177.4	$184.6	$181.1
% of Revenue	36%	36%	38%	36%	37%	36%	39%	38%
Maintenance and Support	$78.2	$76.1	$80.9	$80.2	$315.4	$79.9	$79.9	$82.5
% of Revenue	16%	16%	17%	16%	16%	16%	17%	17%
Total revenue	$474.0	$475.1	$477.9	$504.1	$1,931.1	$486.1	$478.7	$477.9
Total Recurring Revenue *	$308.9	$307.5	$323.6	$340.5	$1,280.5	$326.1	$339.6	$339.7
% of Revenue	65%	65%	68%	68%	66%	67%	71%	71%

* Total recurring revenue is the sum of recurring product and licensing, on-demand, and maintenance and support revenues as well as the portion of professional services revenue delivered under ongoing subscription contracts. Recurring product and licensing revenue comprises term-based and ratable licenses as well as revenues from royalty arrangements.

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2016 third quarter results	August 8, 2016
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We ended Q3 16 with total deferred revenue of $729.1 million, up 13% from $647.6 million a year ago. Deferred revenue growth was driven by our automotive connected services and maintenance and support contracts.

Table: Total Deferred Revenue

	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016
Total Deferred Revenue (in millions)	$621.1	$637.8	$647.6	$668.2	$732.7	$748.5	$729.1

Costs, Expenses and Margins
As noted, we initiated a formal transformation program in fiscal 2015 designed to focus our product investments on our best growth opportunities, increase operating efficiencies, reduce costs and further enhance shareholder value through share buybacks. Actions to date under this program have contributed to fiscal 2016 year-to-date improvements in gross margins, operating margins, EPS and operating cash flow compared to the same period last year.

Q3 16 non-GAAP gross margin was 62.0% compared to 63.1% a year ago. Q3 16 GAAP gross margin was 56.5% compared to 57.2% a year ago. The decline in gross margin was almost solely driven by mix shift, with a resurgence of our professional services business, a faster than expected transition from license contracts to subscription or cloud contracts, and the decline in devices revenue.
Q3 16 non-GAAP operating margin was 27.2% compared to 26.4% a year ago. This is the eighth consecutive quarter of year-over-year operating margin improvement. The 80 basis point improvement was the result of cost reductions in R&D and sales and marketing expenses. Q3 16 total non-GAAP operating expenses were $168.8 million, compared to $179.5 million a year ago. Q3 16 non-GAAP R&D expense was $58.6 million, down from $68.4 million a year ago; Q3 16 non-GAAP sales and marketing expense was $82.3 million, down from $84.1 million a year ago; and, Q3 16 non-GAAP G&A expense was $27.9 million, up slightly from $27.0 million a year ago. Q3 16 GAAP operating margin was 6.0% compared to 3.0% a year ago.

Interest Expense. Non-GAAP net cash interest expense was $19.3 million in Q3 16, down $2.3 million year-over-year as a result of our convertible debenture offering and retirement of our term bank loan during Q1 16. GAAP net interest expense was $32.2 million in Q3 16, up $3.4 million year-over-year as a result of increase in non-cash interest accretion driven by the issuance of the convertible debentures.

Cash Flow from Operations and DSO
Q3 16 cash flow from operations (CFFO) was $125.9 million, up 5% from $120.3 million a year ago. CFFO as a percentage of non-GAAP net income in the quarter was 117%, compared to 119% a year ago. As of June 30, 2016, our balance of cash, cash equivalents and marketable securities was $617.3 million.

Table: Operating Cash Flow

	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016
Cash Flow from Operations (in millions)	$95.7	$119.9	$120.3	$151.6	$141.1	$159.9	$125.9

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2016 third quarter results	August 8, 2016
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Days Sales Outstanding (DSO). In Q3 16, DSO was 68 days, compared to 69 days a year ago.

Table: Days Sales Outstanding (DSO)

	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016
Days Sales Outstanding	78	74	69	67	69	68	68

Stock Repurchase Program
During Q3 16 we did not repurchase shares of our common stock. As of June 30, 2016, we had approximately $292.5 million remaining under the Board’s authorization.

Financing Activity
In June 2016, we completed an offering of $300.0 million aggregate principal amount of 6.000% senior notes due 2024. Interest will accrue at a rate of 6.000% per year, and will be payable in cash semi-annually in arrears, beginning on January 1, 2017.

Discussion of Q4 and Fiscal 2016 Guidance and Outlook
In our fourth quarter 2016, we expect a continuation of the market trends we experienced in recent periods.  We intend to continue to improve our performance, evolve our business toward recurring revenue models, maintain our cost discipline, and position the company for increased future revenue growth.

We entered the fourth quarter with a robust pipeline, especially for our Enterprise on-demand and multi-channel offerings, our automotive connected service offerings, and our Dragon Medical cloud and bundled solutions.  A number of the booking transactions in the pipeline are large, in the range of $10 million to $50 million, and thus typically involve more protracted negotiations.  Because we cannot predict with confidence that these deals will close within Q4 16, we now are forecasting net new bookings to exclude several of them and to be essentially flat year over year in FY 16.

We expect strong revenue growth in Enterprise, automotive, Imaging and Clintegrity. We anticipate that this will be offset by the continued acceleration of the transition of our Dragon Medical and diagnostics offerings to cloud and recurring models; by the erosion of our healthcare transcription revenue, which in part is attributable to the growing penetration of Dragon Medical solutions; and, by ongoing pressure on our Mobile devices revenue.

Taking these factors into account, we expect Q4 16 non-GAAP revenues between $498.0 million and $512.0 million, and Q4 16 GAAP revenues between $492.0 million and $506.0 million.  For the full year, we now expect FY 16 non-GAAP revenues between $1,965.0 million and $1,979.0 million, and FY 16 GAAP revenues between $1,935.0 million and $1,949.0 million.

As part of our continued transformation program, we intend to maintain the cost discipline we have exercised over the past year, while we advance select programs and investments that drive stronger net new bookings and organic revenue growth. We expect full-year non-GAAP gross margins to be approximately 63% as previously guided, benefiting from our transformation initiatives, but accommodating the continued mix shift toward hosted on-demand and services revenue. We continue to expect full-year non-GAAP operating margin to be approximately 28% as previously guided, driven by cost programs but incorporating, our annual merit compensation increase for our employees during the second half of the fiscal year.

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2016 third quarter results	August 8, 2016
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Net cash interest expenses will be approximately $23 million in Q4 16, an increase from prior guidance as a result of the $300 million senior notes issued in June 2016, which is dilutive to Q4 and FY 16 non-GAAP EPS by $(0.02) per share. We anticipate a net cash tax rate of approximately 5% in the quarter.

Considering these factors and the revenue projections above, we expect Q4 16 non-GAAP EPS to be between $0.37 and $0.41 and Q4 16 GAAP EPS to be between $0.04 and $0.08.  For the full year, we expect FY 16 non-GAAP EPS to be between $1.48 and $1.52 and GAAP EPS to be between $(0.06) and $(0.02).

This ends the prepared conference call remarks.

Definitions
Certain supplemental data provided in the prepared call remarks above are based upon internal Nuance definitions that are important for the reader to understand.

Non-GAAP Organic Revenue Growth. Organic revenue growth is calculated by comparing current period non-GAAP revenue to non-GAAP revenue from the corresponding prior-year period. For purposes of this calculation, prior period non-GAAP revenue is adjusted to include revenue from companies acquired by Nuance as if we had owned the acquired businesses in all periods presented. Non-GAAP organic revenue growth on a constant currency basis is calculated using current period non-GAAP revenue for entities reporting in currencies other than United States dollars, excluding United States dollar-denominated transactions recorded in those entities, converted into United States dollars using the average exchange rates from the prior year period rather than the actual exchange rates in effect during the current period.

Bookings. Bookings represent the estimated gross revenue value of transactions at the time of contract execution, except for maintenance and support offerings. For fixed price contracts, the bookings value represents the gross total contract value. For contracts where revenue is based on transaction volume, the bookings value represents the contract price multiplied by the estimated future transaction volume during the contract term, whether or not such transaction volumes are guaranteed under a minimum commitment clause. Actual results could be different than our initial estimates. The maintenance and support bookings value represents the amounts billed in the period the customer is invoiced. Because of the inherent estimates required to determine bookings and the fact that the actual resultant revenue may differ from our initial bookings estimates, we consider bookings one indicator of potential future revenue and not as an arithmetic measure of backlog.

Net new bookings. Net new bookings represents the estimated revenue value at the time of contract execution from new contractual arrangements or the estimated revenue value incremental to the portion of value that will be renewed under pre-existing arrangements. Constant currency for net new bookings is calculated using current period net new bookings denominated in currencies other than United States dollars converted into United States dollars using the average exchange rate for those currencies from the prior year period rather than the actual exchange rate in effect during the current period.

Annualized line run-rate in Nuance’s healthcare on-demand business. We determine this run rate using billed equivalent line counts in a given quarter, multiplied by four.

Estimated 3-year value of total on-demand contracts. We determine this value as of the end of the period reported, by using our best estimate of three years of anticipated future revenue streams under signed on-demand contracts then in place, whether or not they are guaranteed through a minimum commitment clause. Our best estimate is based on assumptions used in evaluating the contracts and determining sales compensation, adjusted for changes in estimated launch dates, actual volumes achieved and other factors deemed relevant. For contracts

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with an expiration date beyond three years, we include only the value expected within three years. For other contracts, we assume renewal consistent with historic renewal rates unless there is a known cancellation. Investors should be aware that most of these contracts are priced by volume of usage and typically have no or low minimum commitments. Actual revenue could vary from our estimates due to factors such as cancellations, non-renewals or volume fluctuations.

Segment revenue. Segment revenues include revenues related to acquisitions that will not be fully recognized in accordance with authoritative guidance for the purchase accounting of business combinations. Segment revenues also include revenue that the business would have otherwise recognized had we not acquired intellectual property and other assets from the same customer.

Segment profit. Segment profit reflects the direct controllable costs of each segment together with an allocation of sales and corporate marketing expenses, and certain research and development project costs that benefit multiple product offerings. Segment profit represents income from operations excluding stock-based compensation, amortization of intangible assets, acquisition-related costs, net, restructuring and other charges, net, costs associated with intellectual property collaboration agreements, other income (expense), net and certain unallocated corporate expenses.

Safe Harbor and Forward-Looking Statements
Statements in this document regarding future performance and our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including but not limited to: fluctuations in demand for our existing and future products; changes to economic conditions in the United States and internationally; fluctuating currency rates, our ability to control and successfully manage our expenses and cash position; our ability to execute our formal transformation program to reduce costs and optimize processes; the effects of competition, including pricing pressure; possible quality issues in our products and technologies; our ability to successfully integrate operations and employees of acquired businesses; the conversion rate of bookings into revenue; the ability to realize anticipated synergies from acquired businesses; and the other factors described in our annual report on Form 10-K for the fiscal year ended September 30, 2015 and our quarterly reports, and other reports filed with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

The information included in this document should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

Discussion of non-GAAP Financial Measures
We utilize a number of different financial measures, both Generally Accepted Accounting Principles (“GAAP”) and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors. Continuous budgeting and forecasting for revenue and expenses are conducted on a consistent non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the non-GAAP annual financial plan. The board of directors and management utilize these non-GAAP measures and results (in addition to the GAAP results) to determine our allocation of resources. In addition and as a consequence of the importance of these measures in

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2016 third quarter results	August 8, 2016
Prepared remarks
10

managing the business, we use non-GAAP measures and results in the evaluation process to establish management’s compensation. For example, our annual bonus program payments are based upon the achievement of consolidated non-GAAP revenue and consolidated non-GAAP earnings per share financial targets. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired business in the same period a year ago. By constant currency organic performance we mean performance excluding the effect of current foreign currency rate fluctuations. By continuing operations we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three and nine months ended June 30, 2016 and 2015, our management has either included or excluded items in six general categories, each of which is described below.

Acquisition-related revenue and cost of revenue.
We provide supplementary non-GAAP financial measures of revenue, which include revenue related to acquisitions, primarily from Notable Solutions and Quantim for the three and nine months ended June 30, 2016, that we would have recognized but for the purchase accounting treatment of these transactions. Non-GAAP revenue also includes revenue that we would have recognized had we not acquired intellectual property and other assets from the same customer. Because GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. These non-GAAP adjustments are intended to reflect the full amount of such revenue. We include non-GAAP revenue and cost of revenue to allow for more complete comparisons to the financial results of historical operations, forward-looking guidance and the financial results of peer companies. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, we generally will incur these adjustments in connection with any future acquisitions.

Acquisition-related costs, net.
In recent years, we have completed a number of acquisitions, which result in operating expenses, which would not otherwise have been incurred. We provide supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe that providing a supplemental non-GAAP measure, which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

© 2016 Nuance Communications, Inc. All rights reserved

2016 third quarter results	August 8, 2016
Prepared remarks
11

These acquisition-related costs fall into the following categories: (i) transition and integration costs; (ii) professional service fees and expenses; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:

(i)
Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, and earn-out payments treated as compensation expense, as well as the costs of integration-related activities, including services provided by third-parties.

(ii)
Professional service fees and expenses. Professional service fees and expenses include financial advisory, legal, accounting and other outside services incurred in connection with acquisition activities, and disputes and regulatory matters related to acquired entities.

(iii)
Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of acquired intangible assets.
We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Costs associated with IP collaboration agreement.
In order to gain access to a third party's extensive speech recognition technology and natural language and semantic processing technology, we have entered into IP collaboration agreements, with terms ranging between five and six years. Depending on the agreement, some or all intellectual property derived from these collaborations will be jointly owned by the two parties. For the majority of the developed intellectual property, we will have sole rights to commercialize such intellectual property for periods ranging between two to six years, depending on the agreement. For non-GAAP purposes, we consider these long-term contracts and the resulting acquisitions of intellectual property from this third-party over the agreements’ terms to be an investing activity, outside of our normal, organic, continuing operating activities, and are therefore presenting this supplemental information to show the results excluding these expenses. We do not exclude from our non-GAAP results the corresponding revenue, if any, generated from these collaboration efforts. Although our bonus program and other performance-based incentives for executives are based on the non-GAAP results that exclude these costs, certain engineering senior management are responsible for execution and results of the collaboration agreement and have incentives based on those results. Costs associated with the research and development portion of the agreements have been excluded from research and development expense and costs for the marketing exclusivity period are excluded from sales and marketing expense.

Non-cash expenses.
We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; (ii) certain accrued interest; and (iii) certain accrued income taxes. These items are further discussed as follows:

© 2016 Nuance Communications, Inc. All rights reserved

2016 third quarter results	August 8, 2016
Prepared remarks
12

(i) Stock-based compensation. Because of varying valuation methodologies, subjective assumptions and the variety of award types, we believe that excluding stock-based compensation allows for more accurate comparisons of operating results to peer companies, as well as to times in our history when stock-based compensation was more or less significant as a portion of overall compensation than in the current period. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and the options and restricted awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods.

(ii) and (iii) Certain accrued interest and income taxes. We also exclude certain accrued interest and certain accrued income taxes because we believe that excluding these non-cash expenses provides senior management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. These non-cash expenses will continue in future periods.

Other Expenses.
We exclude certain other expenses that result from unplanned events in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as restructuring charges, asset impairments and other charges (credits), net. These events are unplanned and arise outside of the ordinary course of continuing operations. These items include losses from extinguishing our convertible debt and adjustments from changes in fair value of share-based instruments relating to issuing our common stock with security price guarantees payable in cash. Other items such as consulting and professional services fees related to assessing strategic alternatives and our transformation program, and gains or losses on non-controlling strategic equity interests, are also excluded.

We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.

Financial Tables Follow

© 2016 Nuance Communications, Inc. All rights reserved

2016 third quarter results	August 8, 2016
Prepared remarks
13

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three months ended June 30,		Nine months ended June 30,
	2016	2015	2016	2015

Revenues:
Product and licensing	$153,015	$162,806	$490,687	$506,945
Professional services and hosting	242,331	234,253	709,662	684,927
Maintenance and support	82,505	80,880	242,350	235,145
Total revenues	477,851	477,939	1,442,699	1,427,017

Cost of revenues:
Product and licensing	20,785	21,276	65,020	68,498
Professional services and hosting	158,412	153,646	466,383	461,220
Maintenance and support	13,574	13,702	40,496	41,091
Amortization of intangible assets	15,107	15,776	47,077	46,538
Total cost of revenues	207,878	204,400	618,976	617,347

Gross profit	269,973	273,539	823,723	809,670

Operating expenses:
Research and development	67,761	78,188	205,512	233,337
Sales and marketing	96,012	99,285	289,439	303,785
General and administrative	40,328	42,130	126,769	141,366
Amortization of intangible assets	26,748	26,371	80,229	78,526
Acquisition-related costs, net	4,721	2,423	8,426	13,702
Restructuring and other charges, net	5,717	10,808	20,257	12,703
Total operating expenses	241,287	259,205	730,632	783,419

Income from operations	28,686	14,334	93,091	26,251
Other expense, net	(32,661)	(47,191)	(99,165)	(106,828)
Loss before income taxes	(3,975)	(32,857)	(6,074)	(80,577)
Provision for income taxes	7,846	6,533	24,858	23,406
Net loss	$(11,821)	$(39,390)	$(30,932)	$(103,983)

Net loss per share:
Basic	$(0.04)	$(0.13)	$(0.10)	$(0.33)
Diluted	$(0.04)	$(0.13)	$(0.10)	$(0.33)

Weighted average common shares outstanding:
Basic	279,373	312,680	295,319	319,415
Diluted	279,373	312,680	295,319	319,415

© 2016 Nuance Communications, Inc. All rights reserved

2016 third quarter results	August 8, 2016
Prepared remarks
14

Nuance Communications, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
Unaudited

	June 30, 2016	September 30, 2015

ASSETS
Current assets:
Cash and cash equivalents	$559,055	$479,449
Marketable securities	38,029	57,237
Accounts receivable, net	363,476	373,162
Prepaid expenses and other current assets	84,193	76,777
Total current assets	1,044,753	986,625

Marketable securities	20,189	32,099
Land, building and equipment, net	186,561	186,007
Goodwill	3,382,405	3,378,334
Intangible assets, net	686,661	796,285
Other assets	156,824	148,301
Total assets	$5,477,393	$5,527,651

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$—	$4,834
Contingent and deferred acquisition payments	23,236	15,651
Accounts payable and accrued expenses	291,936	281,190
Deferred revenue	353,083	324,709
Total current liabilities	668,255	626,384

Long-term portion of debt	2,443,126	2,118,821
Deferred revenue, net of current portion	376,062	343,452
Other liabilities	195,696	173,742
Total liabilities	3,683,139	3,262,399

Stockholders' equity	1,794,254	2,265,252
Total liabilities and stockholders' equity	$5,477,393	$5,527,651

© 2016 Nuance Communications, Inc. All rights reserved

2016 third quarter results	August 8, 2016
Prepared remarks
15

Nuance Communications, Inc.
Consolidated Statements of Cash Flows
(in thousands)
Unaudited

	Three months ended June 30,		Nine months ended June 30,
	2016	2015	2016	2015

Cash flows from operating activities:
Net loss	$(11,821)	$(39,390)	$(30,932)	$(103,983)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	57,267	57,872	173,093	171,892
Stock-based compensation	42,447	41,701	122,957	119,972
Non-cash interest expense	12,829	7,160	34,044	22,078
Deferred tax provision	2,742	1,143	6,480	7,529
Loss on extinguishment of debt	—	17,714	4,851	17,714
Other	146	4,214	12	5,641
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	1,264	34,002	23,374	50,990
Prepaid expenses and other assets	4,239	(1,496)	(12,526)	(14,709)
Accounts payable	22,344	(16,516)	25,041	(14,647)
Accrued expenses and other liabilities	11,215	6,851	18,549	(43,167)
Deferred revenue	(16,808)	7,085	61,984	116,660
Net cash provided by operating activities	125,864	120,340	426,927	335,970
Cash flows from investing activities:
Capital expenditures	(9,188)	(17,401)	(41,423)	(48,159)
Payments for business and technology acquisitions, net of cash acquired	(795)	(50,143)	(28,194)	(82,034)
Purchases of marketable securities and other investments	(3,494)	(23,417)	(36,251)	(114,765)
Proceeds from sales and maturities of marketable securities and other investments	33,573	26,316	66,254	49,481
Net cash provided by (used in) investing activities	20,096	(64,645)	(39,614)	(195,477)
Cash flows from financing activities:
Payments of debt	—	(257,425)	(511,844)	(259,843)
Proceeds from issuance of long-term debt, net of issuance costs	296,103	256,212	959,860	256,212
Payments for repurchase of common stock	(125,134)	(128,365)	(699,472)	(238,203)
Payments for settlement of other share-based derivatives	—	—	—	(340)
Net payments on other long-term liabilities	(236)	(857)	(1,320)	(2,383)
Proceeds from issuance of common stock from employee stock plans	21	3,186	8,461	12,335
Cash used to net share settle employee equity awards	(10,074)	(6,320)	(67,047)	(53,273)
Net cash provided by (used in) financing activities	160,680	(133,569)	(311,362)	(285,495)
Effects of exchange rate changes on cash and cash equivalents	1,725	340	3,655	(5,112)
Net increase (decrease) in cash and cash equivalents	308,365	(77,534)	79,606	(150,114)
Cash and cash equivalents at beginning of period	250,690	474,650	479,449	547,230
Cash and cash equivalents at end of period	$559,055	$397,116	$559,055	$397,116

© 2016 Nuance Communications, Inc. All rights reserved

2016 third quarter results	August 8, 2016
Prepared remarks
16

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations
(in thousands, except per share amounts)
Unaudited

	Three months ended		Nine months ended
	June 30,		June 30,
	2016	2015	2016	2015

GAAP revenues	$477,851	$477,939	$1,442,699	$1,427,017
Acquisition-related revenue adjustments: product and licensing	4,676	7,142	16,384	26,897
Acquisition-related revenue adjustments: professional services and hosting	2,315	3,153	7,678	10,299
Acquisition-related revenue adjustments: maintenance and support	19	422	383	1,536
Non-GAAP revenues	$484,861	$488,656	$1,467,144	$1,465,749

GAAP cost of revenues	$207,878	$204,400	$618,976	$617,347
Cost of revenues from amortization of intangible assets	(15,107)	(15,776)	(47,077)	(46,538)
Cost of revenues adjustments: product and licensing (1,2)	(42)	56	(286)	880
Cost of revenues adjustments: professional services and hosting (1,2)	(7,562)	(7,518)	(22,701)	(19,240)
Cost of revenues adjustments: maintenance and support (1,2)	(1,083)	(1,002)	(3,074)	(2,576)
Non-GAAP cost of revenues	$184,084	$180,160	$545,838	$549,873

GAAP gross profit	$269,973	$273,539	$823,723	$809,670
Gross profit adjustments	30,804	34,957	97,583	106,206
Non-GAAP gross profit	$300,777	$308,496	$921,306	$915,876

GAAP income from operations	$28,686	$14,334	$93,091	$26,251
Gross profit adjustments	30,804	34,957	97,583	106,206
Research and development (1)	9,157	9,210	27,056	26,387
Sales and marketing (1)	13,726	11,760	37,023	32,176
General and administrative (1)	10,327	11,748	31,892	38,317
Amortization of intangible assets	26,748	26,371	80,229	78,526
Costs associated with IP collaboration agreements	—	2,625	4,000	8,501
Acquisition-related costs, net	4,721	2,423	8,426	13,702
Restructuring and other charges, net	5,717	10,808	20,257	12,703
Other	2,114	4,757	11,989	20,590
Non-GAAP income from operations	$132,000	$128,993	$411,546	$363,359

GAAP provision for income taxes	$7,846	$6,533	$24,858	$23,406
Non-cash taxes	(2,794)	(1,086)	(8,471)	(8,578)
Non-GAAP provision for income taxes	$5,052	$5,447	$16,387	$14,828

GAAP net loss	$(11,821)	$(39,390)	$(30,932)	$(103,983)
Acquisition-related adjustment - revenues (2)	7,010	10,717	24,445	38,732
Acquisition-related adjustment - cost of revenues (2)	(550)	(519)	(925)	(2,156)
Acquisition-related costs, net	4,721	2,423	8,426	13,702
Cost of revenue from amortization of intangible assets	15,107	15,776	47,077	46,538
Amortization of intangible assets	26,748	26,371	80,229	78,526
Restructuring and other charges, net	5,717	10,808	20,257	12,703
Non-cash stock-based compensation (1)	42,447	41,701	122,957	119,972
Non-cash interest expense	12,829	7,160	34,044	22,078
Non-cash income taxes	2,794	1,086	8,471	8,578
Costs associated with IP collaboration agreements	—	2,625	4,000	8,501
Change in fair value of share-based instruments	—	(334)	(61)	204
Loss on extinguishment of debt	—	17,714	4,851	17,714
Other	2,838	4,917	13,024	20,853
Non-GAAP net income	$107,840	$101,055	$335,863	$281,962

Non-GAAP diluted net income per share	$0.38	$0.32	$1.12	$0.87

Diluted weighted average common shares outstanding	281,786	316,160	298,830	323,665

© 2016 Nuance Communications, Inc. All rights reserved

2016 third quarter results	August 8, 2016
Prepared remarks
17

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in thousands)
Unaudited

	Three months ended June 30,		Nine months ended June 30,
	2016	2015	2016	2015

GAAP operating expenses	$241,287	$259,205	$730,632	$783,419
Research and development (1)	(9,157)	(9,210)	(27,056)	(26,387)
Sales and marketing (1)	(13,726)	(11,760)	(37,023)	(32,176)
General and administrative (1)	(10,327)	(11,748)	(31,892)	(38,317)
Amortization of intangible assets	(26,748)	(26,371)	(80,229)	(78,526)
Costs associated with IP collaboration agreements	—	(2,625)	(4,000)	(8,501)
Acquisition-related costs, net	(4,721)	(2,423)	(8,426)	(13,702)
Restructuring and other charges, net	(5,717)	(10,808)	(20,257)	(12,703)
Other	(2,114)	(4,757)	(11,989)	(20,590)
Non-GAAP operating expenses	$168,777	$179,503	$509,760	$552,517

GAAP research and development expense	$67,761	$78,188	$205,512	$233,337
Non-cash stock-based compensation (1)	(9,157)	(9,210)	(27,056)	(26,387)
Costs associated with IP collaboration agreements	—	(625)	—	(2,501)
Non-GAAP research and development expense	$58,604	$68,353	$178,456	$204,449

GAAP sales and marketing expense	$96,012	$99,285	$289,439	$303,785
Non-cash stock-based compensation (1)	(13,726)	(11,760)	(37,023)	(32,176)
Costs associated with IP collaboration agreements	—	(2,000)	(4,000)	(6,000)
Other	(13)	(1,380)	(43)	(1,446)
Non-GAAP sales and marketing expense	$82,273	$84,145	$248,373	$264,163

GAAP general and administrative expense	$40,328	$42,130	$126,769	$141,366
Non-cash stock-based compensation (1)	(10,327)	(11,748)	(31,892)	(38,317)
Other	(2,101)	(3,377)	(11,946)	(19,144)
Non-GAAP general and administrative expense	$27,900	$27,005	$82,931	$83,905

© 2016 Nuance Communications, Inc. All rights reserved

2016 third quarter results	August 8, 2016
Prepared remarks
18

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in thousands)
Unaudited

	Three months ended June 30,		Nine months ended June 30,
	2016	2015	2016	2015

(1) Non-cash stock-based compensation
Cost of product and licensing	$42	$148	$286	$331
Cost of professional services and hosting	8,112	7,833	23,626	20,185
Cost of maintenance and support	1,083	1,002	3,074	2,576
Research and development	9,157	9,210	27,056	26,387
Sales and marketing	13,726	11,760	37,023	32,176
General and administrative	10,327	11,748	31,892	38,317
Total	$42,447	$41,701	$122,957	$119,972

(2) Acquisition-related revenue and cost of revenue
Revenues	$7,010	$10,717	$24,445	$38,732
Cost of product and licensing	—	(204)	—	(1,211)
Cost of professional services and hosting	(550)	(315)	(925)	(945)
Total	$6,460	$10,198	$23,520	$36,576

© 2016 Nuance Communications, Inc. All rights reserved

2016 third quarter results	August 8, 2016
Prepared remarks
19

Nuance Communications, Inc.
Supplemental Financial Information – GAAP to Non-GAAP Reconciliations, continued
(in millions)
Unaudited

Total Revenues	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2015	2015	2015	2015	2015	2016	2016	2016
GAAP Revenues	$474.0	$475.1	$477.9	$504.1	$1,931.1	$486.1	$478.7	$477.9
Adjustment	15.0	13.0	10.8	9.2	47.9	8.8	8.7	7.0
Non-GAAP Revenues	$489.0	$488.1	$488.7	$513.3	$1,979.1	$494.9	$487.4	$484.9

Healthcare	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2015	2015	2015	2015	2015	2016	2016	2016
GAAP Revenues	$247.7	$240.2	$247.0	$255.0	$990.0	$245.4	$242.1	$238.8
Adjustment	3.1	3.1	2.4	2.1	10.7	2.7	2.3	2.2
Non-GAAP Revenues	$250.8	$243.3	$249.4	$257.2	$1,000.8	$248.1	$244.4	$241.0

Mobile	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2015	2015	2015	2015	2015	2016	2016	2016
GAAP Revenues	$85.7	$100.2	$94.3	$104.1	$384.3	$95.0	$89.9	$90.2
Adjustment	1.8	1.7	1.7	1.6	6.9	1.4	2.0	1.6
Non-GAAP Revenues	$87.5	$102.0	$96.0	$105.8	$391.2	$96.4	$91.8	$91.8

Enterprise	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2015	2015	2015	2015	2015	2016	2016	2016
GAAP Revenues	$89.8	$82.6	$86.4	$87.9	$346.7	$88.3	$93.7	$94.9
Adjustment	0.9	0.7	0.6	0.5	2.7	0.5	0.8	0.3
Non-GAAP Revenues	$90.6	$83.3	$87.0	$88.4	$349.3	$88.8	$94.4	$95.2

Imaging	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2015	2015	2015	2015	2015	2016	2016	2016
GAAP Revenues	$50.8	$52.0	$50.2	$57.0	$210.0	$57.4	$53.1	$53.9
Adjustment	9.2	7.5	6.1	4.9	27.7	4.2	3.6	2.9
Non-GAAP Revenues	$60.1	$59.5	$56.3	$61.9	$237.7	$61.6	$56.7	$56.8

Schedules may not add due to rounding.

© 2016 Nuance Communications, Inc. All rights reserved

2016 third quarter results	August 8, 2016
Prepared remarks
20

Nuance Communications, Inc.
Supplemental Financial Information – GAAP to Non-GAAP Reconciliations, continued
(in millions)
Unaudited

Perpetual Product and Licensing Revenue	FY	FY	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2012	2013	2014	2015	2015	2015	2015	2015	2016	2016	2016
GAAP Revenue	$584.1	$578.1	$496.6	$117.0	$121.3	$108.1	$115.9	$462.1	$115.2	$88.0	$80.9
Adjustment	73.9	45.7	21.7	2.2	4.6	3.6	2.4	13.0	2.0	2.2	1.4
Non-GAAP Revenue	$658.0	$623.8	$518.3	$119.2	$125.9	$111.7	$118.3	$475.2	$117.2	$90.2	$82.3

Recurring Product and Licensing Revenue	FY	FY	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2012	2013	2014	2015	2015	2015	2015	2015	2016	2016	2016
GAAP Revenue	$156.6	$175.6	$214.4	$52.7	$53.2	$54.7	$73.5	$234.1	$63.9	$70.6	$72.1
Adjustment	—	24.4	15.6	8.4	4.6	3.5	3.6	20.1	4.0	3.5	3.3
Non-GAAP Revenue	$156.6	$200.0	$230.0	$61.1	$57.8	$58.2	$76.9	$254.0	$67.9	$74.1	$75.3

Professional Services Revenue	FY	FY	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2012	2013	2014	2015	2015	2015	2015	2015	2016	2016	2016
GAAP Revenue	$183.1	$208.1	$220.7	$54.8	$51.2	$51.2	$52.9	$210.0	$49.7	$55.6	$61.2
Adjustment	0.7	17.9	7.5	0.4	0.4	0.4	0.3	1.5	0.3	0.4	0.3
Non-GAAP Revenue	$183.8	$226.0	$228.2	$55.2	$51.6	$51.6	$53.2	$211.5	$50.0	$55.9	$61.5

Hosting Revenue	FY	FY	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2012	2013	2014	2015	2015	2015	2015	2015	2016	2016	2016
GAAP Revenue	$490.9	$624.3	$690.2	$171.4	$173.3	$183.1	$181.7	$709.5	$177.4	$184.6	$181.1
Adjustment	5.3	9.3	15.6	3.4	2.9	2.8	2.4	11.5	2.3	2.5	2.0
Non-GAAP Revenue	$496.2	$633.6	$705.8	$174.8	$176.2	$185.9	$184.2	$721.2	$179.7	$187.1	$183.2

Maintenance and Support	FY	FY	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2012	2013	2014	2015	2015	2015	2015	2015	2016	2016	2016
GAAP Revenue	$236.8	$269.2	$301.6	$78.2	$76.1	$80.9	$80.2	$315.4	$79.9	$79.9	$82.5
Adjustment	6.7	5.1	3.2	0.6	0.5	0.4	0.3	1.8	0.2	0.1	—
Non-GAAP Revenue	$243.5	$274.3	$304.8	$78.8	$76.6	$81.3	$80.6	$317.1	$80.2	$80.0	$82.5

Total Recurring Revenues	FY	FY	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2012	2013	2014	2015	2015	2015	2015	2015	2016	2016	2016
GAAP Revenues	$896.7	$1,087.4	$1,228.4	$308.9	$307.5	$323.6	$340.5	$1,280.5	$326.1	$339.6	$339.7
Adjustment	12.2	40.2	34.9	12.7	8.1	6.8	6.5	34.1	6.4	6.2	5.3
Non-GAAP Revenues	$908.8	$1,127.6	$1,263.3	$321.7	$315.6	$330.4	$347.0	$1,314.7	$332.5	$345.8	$345.0

Schedules may not add due to rounding.

© 2016 Nuance Communications, Inc. All rights reserved

2016 third quarter results	August 8, 2016
Prepared remarks
21

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in millions)
Unaudited

	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2015	2015	2015	2015	2015	2016	2016	2016

Total segment revenues	$489.0	$488.1	$488.7	$513.3	$1,979.1	$494.9	$487.4	$484.9
Acquisition-related revenue adjustments	(15.0)	(13.0)	(10.8)	(9.2)	(47.9)	(8.8)	(8.7)	(7.0)
Total consolidated revenues	$474.0	$475.1	$477.9	$504.1	$1,931.1	$486.1	$478.7	$477.9

Total segment profit	$136.2	$156.4	$156.6	$186.1	$635.3	$168.2	$168.1	$160.8
Corporate expenses and other, net	(37.2)	(36.8)	(32.4)	(35.2)	(141.6)	(30.7)	(35.9)	(30.9)
Acquisition-related revenues and costs of revenues adjustment	(14.3)	(12.1)	(10.2)	(8.6)	(45.2)	(8.6)	(8.5)	(6.5)
Non-cash stock-based compensation	(47.4)	(30.9)	(41.7)	(56.8)	(176.8)	(42.3)	(38.2)	(42.4)
Amortization of intangible assets	(42.0)	(41.0)	(42.1)	(43.2)	(168.3)	(42.7)	(42.8)	(41.9)
Acquisition-related costs, net	(4.8)	(6.5)	(2.4)	(0.7)	(14.4)	(2.5)	(1.2)	(4.7)
Restructuring and other charges, net	(2.2)	0.3	(10.8)	(11.0)	(23.7)	(7.9)	(6.7)	(5.7)
Costs associated with IP collaboration agreements	(2.9)	(2.9)	(2.6)	(2.0)	(10.5)	(2.0)	(2.0)	—
Other expense, net	(30.1)	(29.5)	(47.2)	(28.6)	(135.4)	(35.8)	(30.7)	(32.7)
(Loss) income before income taxes	$(44.7)	$(3.0)	$(32.9)	$0.1	$(80.5)	$(4.3)	$2.2	$(4.0)

Schedules may not add due to rounding.

© 2016 Nuance Communications, Inc. All rights reserved

2016 third quarter results	August 8, 2016
Prepared remarks
22

Nuance Communications, Inc.
Reconciliation of Supplemental Financial Information
GAAP and non-GAAP Revenue and Net Income per Share Guidance
(in thousands, except per share amounts)
Unaudited

	Three months ended September 30, 2016
	Low	High
GAAP revenue	$492,000	$506,000
Acquisition-related adjustment - revenue	6,000	6,000
Non-GAAP revenue	$498,000	$512,000

GAAP net loss per share	$0.04	$0.08
Acquisition-related adjustment - revenue	0.02	0.02
Acquisition-related costs, net	0.03	0.03
Cost of revenue from amortization of intangible assets	0.05	0.05
Amortization of intangible assets	0.10	0.10
Non-cash stock-based compensation	0.16	0.16
Non-cash interest expense	0.04	0.04
Non-cash income taxes	(0.08)	(0.08)
Restructuring and other charges, net	0.00	0.00
Other	0.01	0.01
Non-GAAP net income per share	$0.37	$0.41

Shares used in computing GAAP and non-GAAP net income per share:
Weighted average common shares: basic	282,500	282,500
Weighted average common shares: diluted	289,000	289,000

© 2016 Nuance Communications, Inc. All rights reserved

2016 third quarter results	August 8, 2016
Prepared remarks
23

Nuance Communications, Inc.
Reconciliation of Supplemental Financial Information
GAAP and non-GAAP Revenue and Net Income per Share Guidance
(in thousands, except per share amounts)
Unaudited

	Twelve months ended September 30, 2016
	Low	High
GAAP revenue	$1,935,000	$1,949,000
Acquisition-related adjustment - revenue	30,000	30,000
Non-GAAP revenue	$1,965,000	$1,979,000

GAAP net loss per share	$(0.06)	$(0.02)
Acquisition-related adjustment - revenue	0.10	0.10
Acquisition-related adjustment - cost of revenue	(0.00)	(0.00)
Acquisition-related costs, net	0.05	0.05
Cost of revenue from amortization of intangible assets	0.21	0.21
Amortization of intangible assets	0.36	0.36
Non-cash stock-based compensation	0.56	0.56
Non-cash interest expense	0.16	0.16
Non-cash income taxes	(0.05)	(0.05)
Costs associated with IP collaboration agreements	0.01	0.01
Restructuring and other charges, net	0.07	0.07
Loss on extinguishment of debt	0.02	0.02
Other	0.05	0.05
Non-GAAP net income per share	$1.48	$1.52

Shares used in computing GAAP and non-GAAP net income per share:
Weighted average common shares: basic	292,500	292,500
Weighted average common shares: diluted	298,500	298,500

© 2016 Nuance Communications, Inc. All rights reserved